As filed with the Securities and Exchange Commission on September 1, 2011

REGISTRATION NO. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

AGENUS INC. DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

Garo H. Armen, Ph.D

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William B. Asher, Jr.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

(617) 248-4000 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share	300,000 shares(2)	$0.49	$147,000	$17.07

(1)	Pursuant to Rules 457(c) and 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported on the NASDAQ Capital Market on August 26, 2011.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Agenus Inc. Directors’ Deferred Compensation Plan.

Explanatory Note

The Registrant hereby increases the number of shares of the Registrant’s Common Stock available for future issuance under the Agenus Inc. Directors’ Deferred Compensation Plan, as amended (the “Plan”) by three hundred thousand shares so that a total of seven hundred fifty thousand shares will be available under the Plan.

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of its Registration Statements on Form S-8 (File Nos. 333-106072, 333-143807, and 333-160088) filed with the Securities and Exchange Commission on June 12, 2003, June 15, 2007, and June 19, 2009 respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Company filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed March 16, 2011;

b.	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2011, filed May 6, 2011 and for the fiscal quarter ended June 30, 2011, filed August 5, 2011, and the Company’s Current Reports on Form 8-K filed on January 6, 2011, January 7, 2011, January 14, 2011, January 24, 2011, January 27, 2011, February 17, 2011, February 24, 2011, March 4, 2011, March 9, 2011, April 6, 2011, April 15, 2011, April 28, 2011, May 19, 2011, May 24, 2011, June 6, 2011, June 14, 2011, June 17, 2011, June 27, 2011, July 28, 2011, August 9, 2011 and August 11, 2011; and

c.	The description of the Company’s Common Stock included in its registration statement on Form S-1 filed on November 30, 1999, including all amendments and reports amending such description.

In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all shares registered have been sold or which registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You should rely only on information contained or incorporated by reference in this Registration Statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Item 8.	Exhibits.

The following is an index of all exhibits filed as part of this Registration Statement:

4.1	Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Fifth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.5	Form of Common Stock Certificate. Filed as Exhibit 4.1 to Current Report on Form 8-K (File No. 0-29089) filed January 6, 2011 and incorporated herein by reference.

5.1	Opinion of Choate, Hall & Stewart LLP dated September 1, 2011. Filed herewith.

23.1	Consent of Choate, Hall & Stewart LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.4	Power of Attorney (included on signature page of this registration statement).

99.1	Agenus Inc. Directors’ Deferred Compensation Plan, as amended. Filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on June 11, 2007 and incorporated herein by reference.

99.2	Third Amendment to Directors’ Deferred Compensation Plan. Filed as Appendix E to our Definitive Proxy Statement on Schedule 14A filed on April 27, 2009 and incorporated herein by reference.

99.3	Fourth Amendment to Directors’ Deferred Compensation Plan. Filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on December 14, 2010 and incorporated herein by reference.

99.4	Fifth Amendment to Directors’ Deferred Compensation Plan. Filed as Appendix B to our Definitive Proxy Statement on Schedule 14A filed on May 3, 2011 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of September, 2011.

Agenus Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen and Shalini Sharp, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 1, 2011:

Signature	Title

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Shalini Sharp Shalini Sharp	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer)

/s/ Tom Dechaene Tom Dechaene	Director

/s/ Brian Corvese Brian Corvese	Director

/s/ John Hatsopoulos John Hatsopoulos	Director

/s/ Wadih Jordan Wadih Jordan	Director

/s/ Timothy Rothwell Timothy Rothwell	Director

/s/ Timothy R. Wright Timothy R. Wright	Director

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EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Fifth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.5	Form of Common Stock Certificate. Filed as Exhibit 4.1 to Current Report on Form 8-K (File No. 0-29089) filed January 6, 2011 and incorporated herein by reference.

5.1	Opinion of Choate, Hall & Stewart LLP dated September 1, 2011. Filed herewith.

23.1	Consent of Choate, Hall & Stewart LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.4	Power of Attorney (included on signature page of this registration statement).

99.1	Agenus Inc. Directors’ Deferred Compensation Plan, as amended. Filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on June 11, 2007 and incorporated herein by reference.

99.2	Third Amendment to Directors’ Deferred Compensation Plan. Filed as Appendix E to our Definitive Proxy Statement on Schedule 14A filed on April 27, 2009 and incorporated herein by reference.

99.3	Fourth Amendment to Directors’ Deferred Compensation Plan. Filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on December 14, 2010 and incorporated herein by reference.

99.4	Fifth Amendment to Directors’ Deferred Compensation Plan. Filed as Appendix B to our Definitive Proxy Statement on Schedule 14A filed on May 3, 2011 and incorporated herein by reference.